EXHIBIT 10.6

EXTENSION OF TERM OF

PLAINS RESOURCES INC.

TRANSITION SERVICES AGREEMENT

This Extension of Term of Plains Resources Inc. Transition Services Agreement (this “Agreement”) is entered into by Plains Resources Inc., a Delaware corporation (“Plains”), and Plains Exploration & Production Company, a Delaware corporation (f/k/a Plains Exploration & Production Company, L.P., a California limited partnership, and Plains Exploration & Production Company, L.P., a Delaware limited partnership) (“Spinco” and along with Plains, the “Parties”), effective as of June 8, 2003. Undefined capitalized terms are defined in the PLX Transition Services Agreement (defined below).

RECITAL

WHEREAS, the Parties entered into the Plains Resources Inc. Transition Services Agreement dated as of July 3, 2002 (the “PLX Transition Services Agreement”).

WHEREAS, the Parties entered into an Agreement Regarding the Term of Plains Resources Inc. Transition Services Agreement dated as of December 11, 2002 which provided that the term of the Plains Resources Inc. Transition Services Agreement would commence December 11, 2002 and remain effective for 180 days.

WHEREAS, due to certain unforeseen events and the need to provide certain services beyond the original anticipated term of the Agreement, the Parties intend to extend the term of the Agreement to June 8, 2004.

WHEREAS, Section 9.1 of the PLX Transition Services Agreement provides that the Parties may extend the term of the PLX Transition Services Agreement beyond 180 days after December 11, 2002.

AGREEMENT

NOW THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.    Term.    The term of the Agreement is hereby renewed and extended to June 8, 2004.

2.    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to conflicts of laws provisions.

3.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

PLAINS RESOURCES INC.

By:	/s/ STEPHEN A. THORINGTON

Name: Stephen A. Thorington Title: Executive Vice President and Chief Financial Officer

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ TIMOTHY T. STEPHENS

Name: Timothy T. Stephens Title: Executive Vice President— Administration, Secretary and General Counsel

2